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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                   Form 8-A/A

                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DURAMED PHARMACEUTICALS, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                        11-2590026
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(State of incorporation or organization)    (I.R.S. Employer
                                            Identification No.)

 7155 East Kemper Road, Cincinnati, Ohio           45249
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(Address of principal executive offices)         (Zip Code)

                     Securities to be registered pursuant to
                            Section 12(b) of the Act:

                                      None
                               ------------------


        Securities to be registered pursuant to Section 12(g) of the Act:


                         Preferred Stock Purchase Rights
--------------------------------------------------------------------------------
                                (Title of Class)


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Item 1.  Description of Securities to be Registered.
         -------------------------------------------

         On August 12, 1998, the Board of Directors of Duramed Pharmaceuticals, Inc. (the "Company) amended the Rights Agreement dated as of August 16, 1988, between the Company and The Provident Bank, as Rights Agent (the "Rights Agreement") to extend the expiration date for the Preferred Stock Purchase Rights provided for under the Agreement from August 31, 1998 to August 31, 2008. Otherwise, the Rights Agreement remains unchanged.


Item 2.  Exhibits.
         ---------

            4 Amendment dated as of August 12, 1998 to Rights Agreement dated as of August 16, 1988 between the Company and The Provident Bank, as Rights Agent (filed as an exhibit to the Company's Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended June 30, 1998 and incorporated herein by reference).


                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         DURAMED PHARMACEUTICALS, INC.



Date:  August 31, 1998                   By:  /s/ Timothy J. Holt
                                              -------------------
                                              Timothy J. Holt
                                              Senior Vice President -
                                              Finance and Administration













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